CASCADE BANK
NON-QUALIFIED DEFERRED COMPENSATION PLAN

(As of February 1, 2008)

TABLE OF CONTENTS

                                                           Page

ARTICLE I    DEFINITIONS...2
    1.1      ACCOUNT ...…2
    1.2      BENEFICIARY ...2
    1.3      CHANGE IN CONTROL EVENT ...2
    1.4      CODE ...4

    1.9      EMPLOYEE ...5
    1.10    EMPLOYER ...5
    1.11    ENROLLMENT PERIOD ...5
    1.12    ENTRY DATE ...5
    1.13    MEMBER ...5
    1.14    NON-EMPLOYEE DIRECTOR ...5
    1.15    PLAN...5
    1.16    PLAN YEAR ...5

ARTICLE V     VESTING...11

ii

CASCADE BANK
NON-QUALIFIED DEFERRED COMPENSATION PLAN

This Plan, adopted effective February 1, 2008 by Cascade Bank, is an unfunded, non‑qualified deferred compensation plan designed to provide solely for a select group of Non-Employee Directors, management and highly compensated employees of Cascade Bank and its affiliates an opportunity to provide for retirement income. All amounts credited on the books of Cascade Bank for the accounts of members under this Plan at all times shall remain as unfunded, general obligations of Cascade Bank to such members, it being the intention that such obligations to members under the Plan be paid, when due, solely out of the general assets of Cascade Bank available at such time.

The Plan shall be administered in the manner set forth in the following Plan, to‑wit:

ARTICLE I
Definitions

    The following definitions shall be used in this Plan unless the context of the Plan clearly indicates another meaning:

        1.1  Account. "Account" means the bookkeeping accounts established and maintained by the Employer to reflect the interest of a Member under the Plan and shall include the following:

            (a)  Elective Deferral Account. Each "Elective Deferral Account" reflects credits to a Member's Account made on his behalf pursuant to Section 3.1, as adjusted to reflect designated rates of return and other credits or charges.

            (b)  Employer Account. Each “Employer Account” reflects credits to a Member’s Account made on his behalf pursuant to Section 3.2, as adjusted to reflect designated rates of return and other credits or charges.

       1.2  Beneficiary. "Beneficiary" means such person or persons or legal entity as may be designated by a Member to receive benefits hereunder after his death, or, if none is so designated, the person or entity hereinafter provided in Section 2.4.

        1.3  Change in Control Event. “Change in Control Event” as used herein will be deemed to have occurred when a Member’s employment with the Employer is terminated involuntarily (except for Cause), or voluntarily if for Good Reason, during the period beginning six (6) months prior to and ending twenty four (24) months following a Change in the Ownership of the Employer, or a Change in the Ownership of a Substantial Portion of the Assets of the Employer, as defined as follows:

            (a)  Change in Ownership of the Employer shall be deemed to occur when any one person, or more than one person acting as a group, acquires ownership of the Employer’s stock that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Employer. A Change of Ownership of the Employer will not occur when any one person, or more than one person acting as a group, owning more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Employer acquires additional stock. For the purposes of this section, an increase in the percentage of stock owned by any one person, or more than one person if acting as a group, as a result of a transaction in which the Employer acquires its stock in exchange for property will be treated as an acquisition of stock.

            (b)  Change in Ownership of a Substantial Portion of the Assets of the Employer shall be deemed to occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Employer that have total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Employer immediately prior to such acquisition or acquisitions. For the purposes of this section, “gross fair market” value means the value of the assets of the Employer or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A change in the Ownership of a Substantial Portion of the Assets of the Employer shall not be deemed to occur where the assets transferred by the Employer are transferred to (1) a shareholder of the Employer (immediately before the asset transfer) in exchange for or with respect to its stock;

 (2) an entity fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Employer; (3) a person or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock or the Employer; or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person or more than one persons acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Employer.

            (c)  Good Reason shall be deemed to have occurred if, without the Member’s express written consent, the Member experiences a material diminution of duties, responsibilities, or benefits, including (without limitation) any of the following circumstances:

                (i)  A requirement that the Member be based at any location not within forty (40) miles of the Members then existing job location, providing that such new location is not closer to the Member’s home.

                (ii)  A material demotion, or loss of title or loss of significant authority of the Member, excluding for this purpose, an isolated, insubstantial or inadvertent action not taken in bad faith which is remedied by the Employer immediately after notice thereof is given by Member.

                (iii)  A reduction in the Member’s salary or material adverse change in the Member’s perquisites, benefits, or vacation, other than as part of an overall program applied uniformly and with equitable effect to all senior management of the Employer.

                (iv)  A successor bank or company fails or refuses to assume the Employer’s obligation under this Plan.

            (d)  Cause shall mean termination of employment of the Member because of the Member’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, insubordination, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the “Change in Control Severance Agreement” that the Member has with the Employer.

        1.4  Code. "Code" means the Internal Revenue Code of 1986, as now in effect or as amended from time to time. A reference to a specific provision of the Code shall include such provision and any applicable regulation pertaining thereto.

        1.5  Compensation. "Compensation" means an Employee's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered (i) in the course of employment with the Employer maintaining the Plan (including, but not limited to, compensation for services on the basis of a percentage of profits and bonuses) or (ii) in the course of service on the Employer’s Board of Directors. Any amounts that would have been includable in the Employee's Compensation as described above if they had not received special tax treatment because they were deferred by the Employer through a Salary Reduction Agreement shall be added to the amount described above and included in the Employee's Compensation for purposes of the Plan. However, Compensation shall not include the following:

            (a)  other Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for a taxable year in which contributed, or Employer contributions under simplified employee pension plans to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

            (b)  amounts realized from the exercise of non‑qualified stock options, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

            (c)  amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

            (d)  other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a Salary Reduction Agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee); and

            (e)  amounts received as automobile and office allowances.

        1.6  Elective Deferrals. "Elective Deferrals" means reductions pursuant to a Member's Salary Reduction Agreement, in the whole percentages (permitted below in Section 3.1) of the Member's Compensation, which amounts are credited by the Employer to the Member's Elective Deferral Account under the Plan, as provided below.

        1.7  Employer Contributions. “Employer Contributions” means the amounts credited under section 3.2.

        1.8  Eligible Employee. "Eligible Employee" shall mean an Employee designated by the Board of Directors of the Employer as eligible to participate in the plan.

        1.9  Employee. "Employee" means any person employed by Employer.

        1.10  Employer. "Employer" means Cascade Bank, or any corporation into which it may be merged or consolidated, or any affiliate that may adopt the Plan with approval of the Board of Directors of Cascade Bank.

        1.11  Enrollment Period. "Enrollment Period" means each period designated by the Employer with respect to the Plan Year during which new Members may establish, and current Members may amend, their rates of Elective Deferrals under their Salary Reduction Agreements.

        1.12  Entry Date. "Entry Date" shall mean the first day of the Plan Year or such other time or times as designated by the Board of Directors of the Employer.

        1.13  Member. "Member" means any Non-Employee Director and any Employee who has been designated for participation as provided in Article II below; provided, however, that any Employee who ceases to be an Eligible Employee shall remain an inactive Member until his benefits are paid pursuant to Article VI below.

        1.14  Non-Employee Director. “Non-Employee Director” means any member of the Board of Directors of Cascade Bank or Cascade Bank who is not also an Employee of the Employer.

        1.15  Plan. "Plan" means the savings and profit sharing plan set forth in this document and all subsequent amendments thereto which in the aggregate are intended by the Employer to constitute a non‑qualified savings and profit sharing retirement plan. The name of the Plan shall be the "Cascade Bank Non-Qualified Deferred Compensation Plan".

        1.16  Plan Year. "Plan Year" means the calendar year.

        1.17  Salary Reduction Agreement. "Salary Reduction Agreement" means an agreement entered into between the Member and the Employer during the Enrollment Period by which the Member agrees to accept a reduction in his Compensation from the Employer equal to any whole percentage, per payroll period, not to exceed the percentages permitted under Section 3.1(A) below (or, in the case of a Non-Employee Director, an election to accept a reduction in his Director fees paid for his service as a member of the Board of Directors). The Salary Reduction Agreement shall be irrevocable by the Member until the next Enrollment Period and shall apply to each payroll period during such time in which the Member receives Compensation from the Employer.

        1.18  Valuation Date. "Valuation Date" under the Plan shall mean each business day, unless otherwise designated by the Board of Directors.

ARTICLE II
Eligibility for Participation

        2.1  Requirements for Participation. Any Eligible Employee who has been designated for Plan membership by the Board of Directors of the Employer may participate in the Plan commencing as of the Entry Date coinciding with or next following the date on which his Plan membership is approved by the Board of Directors of the Employer and processed administratively. Non-Employee Directors may participate in the plan immediately upon being elected to the Board of Directors.

        2.2  Cessation of Active Participation. A Member shall cease to be eligible for active participation in the Plan as of any date communicated by the Board of Directors of the Employer.

        2.3  Participation Following Re-Employment. Each Employee whose service is terminated and who subsequently is re-employed by the Employer shall be treated under the Plan upon such re-employment as though he then first entered the employment of the Employer.

        2.4  Designation of Beneficiary. Each Eligible Employee on becoming a Member shall:

            (a)  agree to be bound by the terms and conditions of this Plan; and

            (b)  designate in writing one or more Beneficiaries to receive his benefits in the event of his death. If no such designation be made, or if such Beneficiary be deceased without a successor Beneficiary being designated in writing, then the death benefits shall be paid in a lump sum to the surviving spouse of said Member, if any, otherwise to the Member’s estate. Should a Beneficiary of a deceased Member die after he has started receiving payment under the Plan and if there is no living successor Beneficiary named by the deceased Member, then the remaining benefits shall be paid in a lump sum to the surviving spouse of said Beneficiary, if any, otherwise to the estate of the Beneficiary receiving payment at the time of his death. Each Member shall be entitled to change his designated Beneficiaries from time to time by filing with the Committee (as defined in Section 7.1 below) a new designation of Beneficiary form, and each change so made shall revoke all prior designations by the Member.

ARTICLE III
Credits to Accounts

        3.1  Members' Elective Deferrals.

            (a)  Amount of Elective Deferrals. During any Enrollment Period, each Member may elect, pursuant to a Salary Reduction Agreement, to direct the Employer to reduce his Compensation, and in lieu thereof, credit to the Elective Deferral Account of such Member an amount equal to such reduction, with such reduction amounts to be in integral percentages, determined as follows:

                (i)  For Members who are Employees of the Employer, from one percent (1%) to fifty percent (50%) of his Compensation (net of applicable withholdings), excluding bonuses, if any; and

                (ii)  For Members who are Employees of the Employer, from one percent (1%) to one hundred percent (100%) of the amount of any bonus included in his Compensation (net of applicable withholdings); and

                (iii)  For Members who are Non-Employee Directors of the Employer, from one percent (1%) to one hundred percent (100%) of his Compensation (net of applicable withholdings, if any).

            Members may elect to have Elective Deferrals applied either to Compensation excluding bonuses, to bonuses, or both, subject to such rules as may be promulgated from time to time by the Board of Directors. Any election by a Member to make Elective Deferrals to the Plan shall be binding on such Member for the entire Plan Year of the election.

            (b)  Initial Authorization for Elective Deferrals. All Salary Reduction Agreements shall be in writing or in such other form permitted by the Committee and shall be filed with the Employer in advance of the date they are to become effective in accordance with the normal administrative procedures established by the Committee. Any such Salary Reduction Agreement shall continue in effect for a Plan Year for as long as the Member remains an Eligible Employee.

            (c)  Right of Member to Suspend or Change His Rate of Elective Deferrals. Except as set forth below, a Member may not suspend or change his rate of Elective Deferrals except during the Plan’s Enrollment Periods. The provisions of this Section 3.1(C) are subject to the further rules of Section 3.1(E) below with respect to certain required suspensions.

            A Member whose Elective Deferrals are suspended during a period of leave of absence or who is reemployed following a termination of service may elect, upon his return to active employment with the Employer, assuming the Member is otherwise then eligible to participate under Article III, to have the Employer resume Elective Deferrals on his behalf to the Plan. Any such election shall be in writing filed with the Employer and shall specify the percentage of Elective Deferrals to be deducted from his Compensation.

            (d)  Crediting Elective Deferrals. Elective Deferrals under the Plan shall be credited by the Employer to the Member's Elective Deferral Account no later than as of the end of the month in which the deferral amounts were deducted from the Member's Compensation.

            (e)  Mandatory Suspension of Elective Deferrals. If the Member obtains an in-service hardship withdrawal under any Employer-sponsored tax-qualified cash or deferred arrangement, then any suspension of deferrals required by such plan shall include the making of Elective Deferrals hereunder.

        3.2  Employer Contributions

            (a)  Amount of Employer Contributions. The Employer may, in its sole discretion, make contributions on behalf of any and all eligible Members. Such contributions may be made regardless of whether the Member chooses to make contributions under Section 3.1 above.

            (b)  Crediting Employer Contributions. Employer Contributions under the Plan shall be credited by the Employer to the Member's Employer Contribution Account no later than as of the end of the month in which the Employer Contribution was made.

ARTICLE IV
Accounts and Earnings Credited

        4.1  Accounts of Members. The Employer shall establish and maintain for each Member separate Accounts, to be called the "Elective Deferral Account" and the “Employer Account”. Each Account and subaccount shall be credited as required in Article III above and Section 4.2 below.

        4.2  Rates of Return Credited. Employer guaranties no rate of return on the Member’s Account. The Member is responsible for making investment allocation decisions for the funds within that Member’s own account. No later than the last day of each calendar month, each Member's Account (other than any Member who has received a distribution of his Account prior to that Valuation Date) or portions thereof shall be credited with current value of account’s investments in accordance with the most recent investment election properly and timely filed by the Member in accordance with such rules and procedures designated by the Employer. If no election has been properly or timely filed with the Employer the Member's Account shall be credited with a designated rate of return selected by the Employer.

ARTICLE V
Vesting

        5.1  Elective Deferral Account. Members shall be 100% vested in their Elective Deferral Account at all times.

        5.2  Employer Account. Each contribution and subsequent earnings that are made to a Members Employer Account, shall vest at the rate of 20% per year, beginning when each contribution is made. Participants will become 100% vested in all of their Employer Account upon reaching a specified age, if so determined for that Member by the Board of Directors or in the event of death, disability or Change in Control Event.

        5.3  Acceleration of Vesting. The Committee, in its sole discretion, may accelerate the vesting of any Member, in whole or part.

ARTICLE VI
Distributions

        6.1  Elective Deferral and Employer Accounts. Amounts credited to a Member's Accounts shall be distributed to the Member or his Beneficiaries in such form and at such times as set forth below:

            (a)  Normal Distribution Rules. The following distribution rules apply to all Members, other than to the extent provided in Section 6.1(B) below.

                (i)  If the aggregate sum of a Member's Accounts total $50,000 or less as of the first Valuation Date immediately following the Member’s termination of service for any reason, the Accounts shall be distributed to the Member in cash in a lump sum as soon as practicable six (6) months following the termination of service.

                (ii)  If the aggregate sum of a Member’s Accounts totals more than $50,000 as of the first Valuation Date immediately following the Member’s termination of service for any reason, the Accounts will be paid as follows:

                    (1)  unless the Member timely elects another form of payment pursuant to Section 6.1(A)(ii)(2) below, the Member’s Accounts shall be paid in annual installments over five (5) years, with the first installment to be paid six (6) months following the date the Member terminates service;

                    (2)  in lieu of the default payment method described in Section 6.1(A)(ii)(1) above, a Member or Beneficiary who makes an election prior to the beginning of any Plan Year may elect to have their Member Accounts and earnings thereon for that Plan Year paid in one of the following alternate methods of payment:

                        (a)  annual installment payments extending over a period of not more than ten (10) years, with the first installment commencing as of any January, as specified in the Member’s payment election.

                        (b)  a lump sum payment of all or any portion of a Member’s Accounts, whether or not the Member is then in the service of the Employer, with the remainder payable under any provision of this Section 6.1, including this Section 6.1(A)(ii)(2)(b).

              For purposes of this Section 6.1(A)(ii), the amount of any installment payment shall be determined by multiplying the Account balance determined as of the date for processing the distribution by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments to be made to the Member.

              In the event that a member chooses to have payments commence immediately following their termination of service, in no event will any payments be made until six (6) months following such termination of service.

                (iii)  In the event of an unforeseeable emergency, defined as a severe financial hardship resulting from an illness or accident of the Member, Beneficiary, or their family, a Member or Beneficiary, whether or not the Member is then in the service of the Employer, may petition the Committee for the immediate payout of all or a portion of the Member’s Accounts prior to the Member’s elected payment timing. All such requests must be approved the Committee.

        6.2  Benefits Payable to Minors and Incompetents.

            (a)  Whenever any person entitled to payments under the Plan shall be a minor or under other legal disability or in the sole judgment of the Employer otherwise shall be unable to apply such payments to his own best interest and advantage (as in the case of illness, whether mental or physical or where the person not under legal disability is unable to preserve his estate for his own best interest), the Employer may in the exercise of its discretion direct all or any portion of such payments to be made in any one or more of the following ways unless claim shall have been made therefore by an existing and duly appointed guardian, tutor, conservator, committee or other duly appointed legal representative, in which event payment shall be made to such representative:

                (i)  directly to such person unless such person shall be an infant or shall have been legally adjudicated incompetent at the time of the payment;

                (ii)  to the spouse, child, parent or other blood relative to be expended on behalf of the person entitled or on behalf of those dependents as to whom the person entitled has the duty of support; or

                (iii)  to a recognized charity or governmental institution to be expended for the benefit of a person entitled or for the benefit of those dependents as to whom the person entitled has the duty of support.

            (b)  The decision of the Employer will, in each case, be final and binding upon all persons and the Employer shall not be obliged to see to the proper application or expenditure of any payments so made. Any payment made pursuant to the power herein conferred upon the Employer shall operate as a complete discharge of the obligation of the Employer.

        6.3  Withholding Taxes. The Employer shall have the right to withhold from any amounts due or to become due from the Employer pursuant to this Plan to a Member or his Beneficiary any taxes required by any government to be withheld or otherwise deducted and paid by the Employer in respect of such amounts paid or to be paid.

ARTICLE VII
Administration of the Plan

        7.1  Administrative Committee. The Compensation Committee of the Board of Directors of Cascade Bank (the "Committee") shall administer the Plan. An individual member of the Committee may not participate in any decision exclusively affecting his own participation in the Plan. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and to construe and interpret the Plan, the rules and regulations, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all Members. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received for any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Employer. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any awards granted hereunder.

        7.2  Accounts Not Transferable. A Member's undivided interest in the amounts credited to his Accounts under the Plan may not be assigned, sold, pledged or alienated except by testate or intestate succession. In addition, such undivided interest may not be encumbered by lien or security interest of any kind and shall not be liable for the debts of the Member or subject to attachment, or to any judgment rendered against the Member or to the process of any court in aid or execution of any judgment so rendered.

        7.3  Costs of the Plan. The costs of maintaining records and executing transfers under the Plan shall be paid by Cascade Bank.

        7.4  Indemnification. Cascade Bank shall indemnify and hold harmless any officer, employee, agent, or representative who incurs damage or loss, including the expense of defense thereof, in connection with the performance of the duties specified herein, other than losses resulting from any such person's fraud or willful misconduct.

ARTICLE VIII
Amendment and Termination of the Plan

        The Board of Directors of Cascade Bank may, at any time and in its discretion, alter, amend, suspend or terminate the Plan or any part thereof. Notice of any amendment, suspension or termination of the Plan, in whole or in part, shall be given to each Member as soon as practicable after such action is taken. No alteration, amendment, suspension or termination of the Plan, in whole or in part, may decrease the value of any Member’s Account; provided, however, that upon any termination of the Plan as to any class or classes of Members, the Board of Directors or its delegate may provide for the payment of Account balances in a lump sum.

ARTICLE IX
Miscellaneous Provisions

        9.1  No Contract of Employment Intended. The granting of any right to an Employee, pursuant to this Plan, shall not constitute an agreement or understanding, express or implied, on the part of Cascade Bank or any affiliate, to employ such employee for any specified period.

        9.2  Claims Review Procedure.

            (a)  Notice of Denial. If a Member or a Beneficiary is denied a claim for benefits under the Plan, the Committee shall provide to the claimant written notice of the denial within ninety (90) days after the Committee receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall the extension exceed a period of ninety (90) days from the end of such initial period. Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Committee expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

            (b)  Contents of Notice of Denial. If a Member or Beneficiary is denied a claim for benefits under a Plan, the Committee shall provide to such claimant written notice of the denial which shall set forth:

                (i)  the specific reasons for the denial;

                (ii)  specific references to the pertinent provisions of the Plan on which the denial is based;

                (iii)  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                (iv)  an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Sections 502(a) of ERISA following an adverse benefit determination on review.

            (c)  Right to Review. After receiving written notice of the denial of a claim, a claimant or his representative shall be entitled to:

                (i)  request a full and fair review of the denial of the claim by written application to the Committee;

                (ii)  request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

                 (iii)  submit written comments, documents, records, and other information relating to the denied claim to the Committee; and

                (iv)  a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

            (d)  Application for Review. If a claimant wishes a review of the decision denying his claim to benefits under the Plan, he must submit the written application to the Committee within sixty (60) days after receiving written notice of the denial.

            (e)  Hearing. Upon receiving such written application for review, the Committee may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Committee received such written application for review.

            (f)  Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

            (g)  Counsel. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

            (h)  Decision on Review. No later than sixty (60) days following the receipt of the written application for review, the Committee shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days after the date of receipt of the written application for review. If the Committee determines that the extension of time is required, the Committee shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its decision on review. In the case of a decision adverse to the claimant, the Committee shall provide to the claimant written notice of the denial which shall include:

                (i)  the specific reasons for the decision;

                (ii)  specific references to the pertinent provisions of the Plan on which the decision is based;

                (iii)  a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

                (iv)  an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review.

        9.3  Governing Law. The construction, validity, and operation of this Plan shall be governed by the laws of the State of Washington, to the extent not preempted by applicable federal law.

        9.4  Rules of Construction. Throughout this Plan, the masculine includes the feminine, and the singular and the plural, and vice versa, where applicable.

        9.5  Payment provided under the Plan. All payments provided under the Plan shall be paid from the general assets of the Employer and no separate fund shall be established to secure payment. Notwithstanding the foregoing, the Employer may establish a grantor trust to assist it and any affiliate in funding Plan obligations, and any payment made to a Member or a Beneficiary from such trust shall relieve the Employer and affiliate from any further obligations under the Plan only to the extent of such payment.

IN WITNESS WHEREOF, Cascade Bank has caused this indenture to be executed as of the date set forth below.

                                                    CASCADE BANK

                                                    By:   /s/ Carol K. Nelson
                                                    Its:    President and CEO

                                                    Date:  January 16, 2008